EXHIBIT 10.26

TERM LOAN AGREEMENT

Dated: as of the 12th day of February, 2010

Between

PETER J. SONNABEND AND BOY A.J. VAN RIEL, AS TRUSTEES OF THE CHARTERHOUSE OF CAMBRIDGE TRUST, UNDER DECLARATION OF TRUST DATED DECEMBER 27, 1963 AND RECORDED IN THE MIDDLESEX (SOUTH) REGISTRY OF DEEDS IN BOOK 11160, PAGE 340, AS AMENDED BY AMENDMENT OF DECLARATION OF TRUST DATED JULY 8, 1966 AND RECORDED IN SAID REGISTRY IN BOOK 11160, PAGE 359

 AND

SONESTA OF MASSACHUSETTS, INCORPORATED, A MASSACHUSETTS CORPORATION

 (“BORROWER”)

and

RBS CITIZENS, NATIONAL ASSOCIATION (“LENDER”)

THIRTY-TWO MILLION DOLLAR ($32,000,000.00) TERM LOAN

SECURED BY PROPERTY KNOWN AS

THE ROYAL SONESTA HOTEL, 23 CAMBRIDGE PARKWAY AND 40 EDWIN LAND BOULEVARD,

CAMBRIDGE, MASSACHUSETTS

i

Signatures

Exhibit A                      Definitions

Exhibit B                      Ownership Interests and Taxpayer Identification

Numbers - Borrower

Exhibit B-1                                Ownership Interests and Taxpayer Identification

Numbers - Guarantor

Exhibit C                      Authorized Representatives

Exhibit D                      Form of Compliance Certificate

v

LOAN AGREEMENT

This is an agreement (“Loan Agreement” or “Agreement”) made and entered into as of the 12th day of February, 2010 between PETER J. SONNABEND AND BOY A.J. VAN RIEL, AS TRUSTEES OF THE CHARTERHOUSE OF CAMBRIDGE TRUST, under Declaration of Trust dated December 27, 1963 and recorded in the Middlesex (South) Registry of Deeds in Book 11160, Page 340, as amended by Amendment of Declaration of Trust dated July 8, 1966 and recorded in said Registry in Book 11160, Page 359 (“Trust”) and SONESTA OF MASSACHUSETTS, INCORPORATED, a Massachusetts corporation (“Sonesta of Massachusetts”) (the Trust and Sonesta of Massachusetts being referred to herein collectively as “Borrower”) and RBS CITIZENS, NATIONAL ASSOCIATION, a national banking association having an address at 28 State Street, Boston, Massachusetts 02109 ( “Lender”).

WITNESSES:

1.	BACKGROUND.

1.1 Defined Terms.  Capitalized terms used in this Agreement are defined either in Exhibit A, or in specific sections of this Agreement, or in another Loan Document, as referenced in Exhibit A.

1.2 Borrower.  The Trust and Sonesta of Massachusetts, jointly and severally.

1.3 Land and Improvements; Property.  The Trust owns approximately 2.30 acres of land (“Land”) located at 40 Edwin Land Boulevard/23 Cambridge Parkway, Cambridge, Massachusetts, as more particularly described in the Mortgage which is shown on the plan dated February, 2010 (“Survey Plan”) prepared by Meridian Associates, Inc. (“Surveyor”).  The Land is presently improved by a 10-story hotel known as the Royal Sonesta Hotel of Boston (“Hotel”) containing approximately 381,432 gross square feet including 400 guest rooms, function rooms, a full service sit-down restaurant, retail and other ancillary spaces, and a structured parking garage having 170 vehicle spaces ( “Improvements”).  The Land, Improvements, the Collateral and all appurtenant rights are collectively called the “Property”.

1.4 Use of Loan Proceeds.  Borrower has applied to Lender for a loan of Thirty-Two Million Dollars ($32,000,000.00)  (“Loan”) the proceeds of which are to be used to refinance the Property and to pay costs and expenses incident to closing the refinance of the Loan.

1.5 Loan.  Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, Lender hereby agrees to make the Loan to the Borrower, and upon such funding Borrower agrees to accept and repay the Loan.

2.	LOAN PROVISIONS.

2.1 Amount of Loan.  The Loan shall be in the amount of Thirty-Two Million Dollars ($32,000,000.00).

2.2 Term of Loan.  The Loan shall be for a term (“Term”) commencing on the date hereof and ending on March 1, 2015 (“Maturity Date”).

2.3 Interest Rate and Payment Terms.  The Loan shall be payable as to interest and principal in accordance with the provisions of the Note.  The Note also provides for interest at a Default Rate, Late Charges and prepayment rights and fees.  Any and all interest rate selection and conversion provisions in the Note are to be administered by the Lender.

2.4 Commitment Fee.  Borrower shall pay to the Lender on the Closing Date a commitment fee in the amount of Three Hundred Twenty Thousand Dollars ($320,000.00).

2.5 Acceleration.  The Lender may accelerate the Loan following an Event of Default.  Upon such an acceleration, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate and any applicable prepayment fees set forth in the Note.

3.	SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.

3.1 Security.  The Loan together with interest thereon and all other charges and amounts payable by, and all other obligations of, Borrower to the Lender, with respect to the Property or the Loan whenever incurred, direct or indirect, absolute or contingent (“Obligations”) shall be secured by the following “Security” which Borrower agrees to provide and maintain:

3.1.1 Mortgage and Security Agreement.  A first priority mortgage and security agreement (“Mortgage”) granted to the Lender, on Borrower’s right, title, and interest in and to (i) the Property, (ii) all land, improvements, furniture, fixtures, goods, equipment, and other assets (including, without limitation, accounts, contracts, contract rights, Licenses and Permits, general intangibles, documents and instruments), including all after-acquired property, owned, or in which Borrower has or obtains any interest, in connection with the Property; (iii) all insurance proceeds and other proceeds therefrom, and (iv) all other assets of Borrower whether now owned or hereafter acquired and used in connection with the Property.

3.1.2 Collateral Assignment of Leases and Rents.  A first priority collateral assignment of leases and rents (“Assignment of Leases and Rents”) granted to the Lender with respect to Borrower’s right, title, and interest in and to all leases, subleases and occupancy rights of the Property and all income and profits to be derived from the operation and leasing of the Property.

3.1.3 Collateral Assignment of Contracts, Licenses and Permits.  A first priority collateral assignment and security agreement (“Assignment of Contracts”) granted to the Lender with respect to Borrower’s right, title, and interest in and to all Licenses and Permits and all contracts, agreements (including management and leasing agreements) and warranties now owned or hereafter acquired by Borrower and related in any manner to the Property.

3.1.4 Joint and Several Environmental Indemnity Agreement.  A compliance and indemnification agreement with respect to environmental matters (“Environmental Indemnity”) from Borrower and Guarantor jointly and severally, in favor of the Lender.

3.1.5 Interest Rate Agreement.  A first priority assignment of the Interest Rate Agreement from Borrower in favor of the Lender (the “Interest Rate Assignment”).

3.1.6 Guaranty of Partial Repayment.  A limited guaranty of certain Borrower obligations (the “Guaranty”) from Sonesta International Hotels Corporation, a New York corporation (the “Guarantor”).

3.1.7 Cash Collateral Pledge and Security Agreement.  A first priority pledge and security interest in the Cash Reserve (the “Cash Collateral Pledge”) granted by Borrower to Lender with respect to Cash Reserve Account.

3.1.8 Liquor License Pledge and Security Agreement.  A first priority pledge and security interest in the Liquor License (the “Liquor License Pledge”) granted by Borrower to Lender.

3.2 Loan Documents and Security Documents.  The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the “Loan Documents”, each as the same may be hereafter modified or amended, consisting of:  (i) this Loan Agreement; (ii) the Note in the aggregate original principal amount of Thirty-Two Million Dollars ($32,000,000.00) (together with any additional Notes delivered as provided herein, the “Note”); (iii) the Mortgage and related UCC financing statements; (iv) the Assignment of Leases and Rents; (v) the Assignment of Contracts; (vi) the Environmental Indemnity; (vii) the Interest Rate Assignment, (viii) the Guaranty; (ix) the Cash Collateral Pledge; (x) the Liquor License Pledge; and (xi) any other documents, instruments, or agreements executed to further evidence or secure the Loan.

Each of the Loan Documents listed in items (i) through (ix), inclusive, is dated of even date herewith.  The Mortgage, Assignment of Leases and Rents, Assignment of Contracts, Licenses and Permits, Interest Rate Assignment, Guaranty, Environmental Indemnity, Cash Collateral Pledge, and Liquor License Pledge are sometimes collectively referred to as the “Security Documents”.

4.	CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES.

The Lender is authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated (“Authorized Representatives”) to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates.  Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender.  The present Authorized Representatives are listed on Exhibit C.

5.	LENDER’S CONSULTANTS.

5.1 Right to Employ.  The Lender shall have the right to employ, its own personnel, or one or more engineers, architects, builders or other construction specialists, environmental advisors, scientists, accountants, and attorneys to act as an advisor to the Lender in connection with the Loan (each of which shall be a “Lender’s Consultant”).  The Lender’s Consultants shall maintain appropriate liability insurance and shall not disclose any information obtained in connection with their work except as is necessary to discharge their duties or as required by law.  The fees of Lender’s Consultants shall be paid by Lender unless Lender’s consultants are engaged to advise Lender in connection with a Default by Borrower under the Loan Documents in which even such fees shall be paid by Borrower.

5.2 Functions.  The functions of a Lender’s Consultant shall include, without limitation: (i) inspection and physical review of the Property; (ii) review and analysis of any work to be done in connection with the Property; (iii) review and analysis of environmental matters; and (iv) review and analysis of financial and legal matters.

5.3 Payment.  If and to the extent Borrower is required to pay costs and fees of Lender’s Consultants in accordance with the terms and conditions of this Agreement, the costs and fees of Lender’s Consultants shall be paid by Borrower within thirty (30) days after receipt of the written invoice therefor.

5.4 Access.  Subject to the rights of hotel guests and other third parties, Borrower shall provide Lender’s Consultants with continuing access to all aspects of the Property and books and records related thereto at reasonable times during the day and upon at least two (2) Business Days’ prior written notice to Borrower prior to the occurrence of a Default or Event of Default, and at any time without notice after a Default or Event of Default has occurred and is continuing.

5.5 No Liability.  With the exception of any claim arising out of any Lender’s Consultant’s negligence or for failure to maintain any insurance policy required to be maintained by such Lender’s Consultant as required above or for any Lender’s Consultant’s gross negligence or willful misconduct for which the Borrower shall have a claim against such  Lender’s Consultants, neither Lender nor any of Lender’s Consultants shall have liability to Borrower, or any third party, on account of: (i) services performed by Lender’s Consultant; (ii) any failure or neglect by Lender’s Consultant to properly perform services; or (iii) any approval or disapproval of work, plans or other matters.  Neither Lender nor Lender’s Consultant shall have any obligation regarding proper performance of work related to the Property.  Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by any Lender’s Consultant for Lender.

6.	LOAN DISBURSEMENT AND BORROWER’S REQUIRED EQUITY CONTRIBUTIONS.

6.1 Advance of Loan Proceeds.  Lender shall, subject to compliance with all of the other terms, conditions and provisions of this Agreement, make disbursement of the Loan proceeds as set forth in Section 2.1.

7.	CONDITIONS PRECEDENT.

It shall be a condition precedent of Lender’s obligation to close and fund the Loan that each of the following conditions precedent be satisfied in full (as determined by Lender in its sole discretion), unless specifically waived in writing by Lender at or prior to closing and funding the Loan:

7.1 Satisfactory Loan Documents.  Each of the Loan Documents and Security Documents shall be satisfactory in form, content and manner of execution and delivery to Lender and Lender’s counsel.

7.2 No Material Change.  No material adverse change shall have occurred in the financial condition, business, affairs, operations or control of Borrower, or Guarantor since the date of the latest respective financial information most recently delivered to Lender.

7.3 Warranties and Representations Accurate.  All warranties and representations made by or on behalf of Borrower and Guarantor to Lender shall be true, accurate and complete in all material respects and shall not omit any material fact necessary to make the same not misleading.

7.4 Financials and Appraisals.  The Lender shall have received and approved:  (i) financial statements from Borrower and Guarantor complying with the standards set forth in Section 9.2.; (ii) an appraisal of the Property in form and substance and from an appraiser acceptable to the Lender setting forth a “going concern” appraised value of the Property of not less than 65% of the amount of the Loan.  Lender acknowledges that the conditions in this Section 7.4 have been satisfied.

7.5 Validity and Sufficiency of Security Documents.  The Mortgage and the other Security Documents have been filed or recorded as required to create a valid and perfected lien on the property described therein (“Collateral”) and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Lender and Lender’s counsel.

7.6 No Other Liens; Taxes and Municipal Charges Current.  The Collateral shall not be subject to any liens or encumbrances, whether inferior or superior to the Loan Documents or the Security Documents, except in respect of: (i) real estate taxes and personal property taxes not yet due and payable; and (ii) Permitted Encumbrances, if any.  All real estate taxes, personal property taxes and other municipal charges relating to any of the Collateral shall be current.

7.7 Property Matters. Lender shall have received each of the following in form and substance satisfactory to Lender:  (i) evidence of Licenses and Permits for the Property sufficient to allow the Property to be operated as a first-class hotel in the ordinary course of business; (ii) a report from a Lender’s Consultant to the effect that the Property is in good repair and safe condition with no structural deficiencies and no material need for repairs or replacements; and (iii) true, correct and complete copies of all management agreements and other agreements related to the operation of the Hotel.

7.8 Compliance With Law.  Lender shall have received evidence satisfactory to Lender that:

(i) Present Compliance.  All real estate and tangible personal property constituting or intended to constitute Collateral for the Loan complies in all material respects with all applicable Laws and the provisions of all applicable Licenses and Permits.

(ii) No Prohibitions or Violations.  There are no applicable Laws which prohibit or adversely limit the use of the Property for the purposes the same are intended for, nor is there any outstanding and uncured violation of any applicable Laws.

(iii) Licenses and Permits.  All Licenses and Permits and private approvals of every nature whatsoever, if any, which are reasonably necessary in order to allow the operation of the Property as contemplated by this Agreement and as needed under applicable Laws have been duly and finally received with all appeal periods therefrom having elapsed, with no appeal having been taken therefrom, and with no violations existing under the terms thereof.

7.9 Title Insurance; Other Evidence of Perfection.  Lender shall have received: (i) a mortgagee’s title insurance policy in form and substance satisfactory to the Lender, subject to such exceptions as may be approved by Lender and Lender’s counsel and accompanied by such endorsements or special coverages required by Lender; and (ii) such other evidence of the perfection of its security interests as Lender and Lender’s counsel may require.

7.10 Survey.  Lender shall have received and approved a current, on-site ALTA/ACSM Class A urban instrument survey of the Land containing a certification thereon, or on a separate surveyor’s certificate, of the Surveyor, such certification to be in form and substance acceptable to Lender.

7.11 Condition of Property.  There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Collateral.

7.12 No Takings.  Neither the Property nor any material portion thereof shall have been taken by eminent domain nor shall there be any threat of such a taking.

7.13 Insurance.  Borrower shall have provided to Lender with respect to the Property and the Collateral evidence of: (i) insurance coverages which meet the property, hazard and other insurance requirements set forth in Section 2.04 of the Mortgage to the satisfaction of Lender; and (ii) prepayment of the premiums for such insurance for at least three (3) months.

7.14 Utilities; Water; Drainage.  Lender shall have received reports addressed to Lender from qualified engineers satisfactory to Lender that sanitary drinking water, sanitary sewer disposal systems, utility and power connections and storm drainage adequate for the Property are available as a matter of right for the Property and that all Licenses and Permits and contracts required therefor have been duly obtained.

7.15 Hazardous Waste, Hazardous Materials and Toxic Substances.  Lender shall have received, and in its sole discretion approved, satisfactory reports addressed to Lender from acceptable, qualified professionals prepared in accordance with Lender’s protocols indicating to Lender’s judgment the acceptability of the environmental risk associated with the Property, addressing the existence of any Hazardous Materials at, or which may affect, the Property and the Property’s compliance with Environmental Laws.

7.16 Organizational Documents and Entity Agreements. Lender shall have received and approved the declaration of trust of the Trust, the articles of organization and bylaws of Sonesta of Massachusetts and of the Guarantor.

7.17 Votes, Consents and Authorizations.  Lender shall have received and approved certified copies of all partnership, entity and corporate votes, consents and authorizations as is required to evidence authority for: (i) closing the Loan and the transactions contemplated hereby; (ii) providing continuing authorization to designated persons to deal in all respects on behalf of Borrower; and (iii) the execution of all Loan Documents.

7.18 Legal and Other Opinions.  Lender shall have received and approved legal opinion letters from counsel representing Borrower and Guarantor which meet Lender’s legal opinion requirements.

Lender shall also have received from qualified attorneys, engineers, surveyors and architects, such other certificates, opinions, surveys, and other evidence of compliance with each of the conditions herein set forth as Lender may reasonably require (i) stating that all Loan Documents have been duly authorized, executed and delivered by Borrower and Guarantor and are valid, binding and enforceable against the Borrower and Guarantor subject to customary exceptions for loans of this size and nature, (ii) indicating the due organization, legal existence and good standing of Borrower and Guarantor and any manager thereof; and (iii) indicating compliance of the Property in all material respects with all Laws applicable to the use, occupancy and operation of the Property and the issuance of all permits and approvals necessary thereof.

7.19 Leasing Matters.  If requested by Lender, Lender shall have approved all tenants and leases in effect at the time of closing, and shall have received satisfactory estoppel certificates and subordination, non-disturbance and attornment agreements (“SNDAs”) from all tenants designated by Lender.  Each such estoppel certificate and SNDA shall be in form and substance acceptable to Lender.

7.20 Interest Rate Agreement.  Lender shall have received the Interest Rate Agreement.

7.21 Cash Reserve Account.  Borrower shall have deposited with Lender the amount of Five Million Dollars ($5,000,000.00) (the “Cash Reserve”).  When a Debt Service Coverage Ratio of 1.50 to 1.0, or greater has first been achieved for four (4) consecutive calendar quarters, Lender agrees to release to Borrower one-half of the Cash Reserve in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).  The Debt Service Coverage Ratio shall first be tested for the calendar quarter ending March 31, 2010.  The balance of the Cash Reserve shall be released to Borrower when a Debt Service Coverage Ratio of 1.50 to 1.0, or greater has subsequently been achieved for another, subsequent four (4) consecutive calendar quarters provided that in each case, at the time of the release, there is no Default or Event of Default under any of the Loan Documents.  Each disbursement of proceeds of the Cash Reserve shall be deemed to be a reaffirmation by Borrower that each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date of such disbursement.  In addition, at Lender’s request, Borrower shall reaffirm such representations and warranties in writing prior to each disbursement of the Cash Reserve.

7.22 Sufficient Funds.  Evidence that there have been expended and/or are available, from resources other than the proceeds of the Loan, amounts which will, when added to the amount of the Loan, be sufficient to cover all costs reasonably anticipated to be incurred in connection with (i) the operation of the Property, and (ii) the performance by the Borrower of its obligations under this Agreement and the other Loan Documents.

7.23 Costs and Expenses. Evidence that the Borrower shall have paid in full all reasonable, out of pocket costs and expenses incurred by the Lender in connection with making the Loan, including reasonable, out of pocket legal fees and disbursements, environmental report fee, title insurance premiums, consultant’s fees and appraisal fees.

7.24 No Default.  There shall not be any Default under any of the Loan Documents or any breach of or noncompliance by Borrower with the terms of the Term Sheet.

8.	WARRANTIES AND REPRESENTATIONS.

Borrower warrants and represents to Lender for the express purpose of inducing Lender to enter into this Agreement, to make the Loan, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement, upon the date the Loan is funded until the Loan has been repaid and all obligations to Lender has been satisfied as follows:

8.1 Financial Information.  True, accurate and complete financial statements of Borrower and Guarantor have been delivered to Lender and the same fairly present the financial condition of Borrower and Guarantor as of the dates thereof and no material and adverse change has occurred in such financial condition since the dates thereof.  All financial statements of Borrower and Guarantor hereafter furnished to Lender shall be true, accurate and complete and shall fairly present the financial condition of Borrower and Guarantor as of the dates thereof.

8.2 No Violations.  The performance by Borrower and Guarantor of their respective obligations under the Loan Documents shall not constitute a violation of, or conflict with, any law, order, regulation, contract, agreement or organizational document to which Borrower or Guarantor is a party or by which Borrower or Guarantor, or the property thereof, may be bound.

8.3 No Litigation.  There is no material litigation now pending, or to the best of Borrower’s knowledge threatened, against Borrower or Guarantor which if adversely decided could materially impair the ability of Borrower or Guarantor to pay and perform its obligations hereunder or under the other Loan Documents.  There is no litigation, whether or not material, pending, or to the best of Borrower’s knowledge threatened against Borrower or Guarantor in which the amount in controversy exceeds Fifty Thousand Dollars ($50,000.00) which either: (i) is not covered by insurance, or (ii) has not been previously disclosed to Lender or is not disclosed to Lender within thirty (30) days of Borrower or Guarantor first having knowledge thereof, together with a written explanation of why such litigation is not material.

8.4 Leases.  True and complete copies of all Required Leases of the Property which are now in effect (and all guaranties thereof) have been delivered to the Lender.  Such Required Leases have not been further amended or changed in any material respect and are in full force and effect, enforceable in accordance with the terms thereof, subject, however, to the terms of the Loan Documents.  Lender acknowledges that it has reviewed and approved the Required Leases now in effect for the Property.

8.5 Garage Management Contract; Other Contracts.  There is no franchise, operating or management agreement giving any party other than Borrower the right to own, operate or manage the Hotel, except for that certain Management Contract between Sonesta of Massachusetts and Pilgrim Parking, Inc. dated January 1, 1995, as amended (the “Garage Management Contract”).  The Garage Management Contract is in full force and effect with no defaults thereunder or deficiencies in the performance of obligations thereunder and no amendment or modifications not previously approved by Lender.  All of the parties to the Garage Management Contract are in full compliance with their respective obligations thereunder.

8.6 Compliance With Laws.  The Property complies with, and shall continue to comply with, all material Laws and any and all covenants, conditions, restrictions or other matters which affect the Property.

8.7 Required Licenses and Permits.  All Licenses and Permits which are required in order to operate the Property in the usual course of business have been duly and properly obtained, and will remain in full force and effect, and have been, and shall be complied with, in all respects.

8.8 Curb Cuts and Utility Connections.  All required curb cuts, utility connections and Licenses and Permits therefor have been duly obtained and are in full force and effect and all utility services as reasonably required for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the Property for its intended uses.

8.9 Good Title and No Liens.  The Trust is the lawful owner of the Property and of areas over, under or on which utility or passage easements are required to make use of the Property and parking as contemplated by the Loan Documents, and is and will be the lawful owner of the Property, free and clear of all liens and encumbrances of any nature whatsoever, except for the matters, if any, which are listed as Permitted Title Exceptions in the Mortgage.

8.10 Use of Proceeds.  The proceeds of the Loan shall be used solely and exclusively to refinance the Property, and for payment of costs and expenses incurred in connection with the financing provided by the Loan.  No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or is inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof.

8.11 Entity Matters.

8.11.1 Organization.  Trust is a duly organized validly existing business trust in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by the Loan Documents.  Trust owns no property, real, personal or mixed, other than the Property.  Trust has no employees.  Sonesta of Massachusetts is a duly organized, validly existing Massachusetts corporation and has all requisite power and authority to conduct its business and own its property, as now conducted or owned and as contemplated by the Loan Documents.  Sonesta of Massachusetts has not entered into any contracts with any party except those directly related to the Hotel.  The employees of Sonesta of Massachusetts are engaged only in connection with the operation of the Property.  Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified in each jurisdiction where required and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by the Loan Documents.

8.11.2 Ownership and Taxpayer Identification Numbers.  All of the interest owners of Borrower, and a description of the ownership interests and debts of Borrower held by the same, are listed in Exhibit B and no additional ownership interests, or rights or instruments convertible into such ownership interests, shall be issued, nor shall any ownership change, except for Permitted Transfers.  The taxpayer identification number(s) of Borrower members are accurately stated in Exhibit B.  All of the current members of Guarantor and a description of the ownership interests held by the same, are listed in Exhibit B-1.

8.11.3 Authorization.  All required entity actions and proceedings have been duly taken so as to authorize the execution and delivery by Borrower of the Loan Documents.  Guarantor has the power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

8.12 Valid and Binding.  Each of the Loan Documents constitute legal, valid and binding obligations of Borrower and Guarantor, as applicable, in accordance with the respective terms thereof, and each has been duly and validly executed by the Borrower or Guarantor, as applicable, subject, in the case of enforceability, to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.

8.13 Deferred Compensation and ERISA.  Borrower does not have any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended (“ERISA”) except as may be designated to Lender in writing by Borrower, from time to time (“ERISA Plan”).  The ERISA Plan maintained by Guarantor imposes no funding obligations or liabilities upon Borrower, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such ERISA Plan maintained by Guarantor.  The granting of the Loan, the performance by Borrower and Guarantor of their respective obligations under the Loan Documents and their respective conduct of operations do not and will not violate any provisions of ERISA with respect to any such ERISA Plan.

8.14 No Material Change; No Default.  There has been no material adverse change in the financial condition, business, affairs or control of Borrower or Guarantor since the date of its last financial statements most recently delivered to the Lender in accordance with the requirements of Section 9.2. hereof.  No Default exists under any of the Loan Documents.  There is no Default on the part of Borrower or Guarantor under this Agreement or any of the other Loan Documents.  Borrower or Guarantor have filed all required federal, state and local tax returns and have paid all taxes due pursuant to such returns or any assessments against Borrower, Guarantor or the Property.

8.15 No Broker or Finder.  Neither Borrower, nor anyone on behalf thereof, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker’s or finder’s fee, or other compensation, payable by Lender in connection with this Loan.  The Lender acknowledges that no broker, finder or other person introduced this Loan directly to the Lender.

8.16 Flood Area; Filled Land; Hazardous Substances. The Land is not in an “area of special flood hazard”, as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973).  No portion of the Land consists of and no portion of the Improvements will be located on filled wetlands.  Furthermore, the Property does not contain any Hazardous Substances (other than Permitted Substances (as that term is defined in the Environmental Indemnity)).

8.17 Power to Carry on Business.  Each of the Borrower, the Guarantor, and their respective managers has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

8.18 Background Information and Certificates.  All of the factual information contained or referred to in Section 1 of this Agreement and in the Exhibits to this Agreement or the other Loan Documents, and in the certificates and opinions furnished to Lender by or on behalf of Borrower in connection with the Property or the Loan, is true, accurate and complete in all material respects, and omits no material fact necessary to make the same not misleading.

8.19 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  (a) Borrower, and to the best of Borrower’s knowledge, after having made diligent inquiry, each person (whether a natural person or entity of any type) owning an interest of 20% or more in Borrower, (b) Guarantor, and (c) to the best of Borrower’s knowledge, but without inquiry, each tenant at the Property:  (i) is not currently identified on OFAC List, and (ii) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

9.	COVENANTS.

Borrower covenants and agrees that from the date hereof and so long as any indebtedness remains unpaid hereunder, or any of the Loan or other obligations remains outstanding, as follows:

9.1 Notices.  Borrower shall, with reasonable promptness, but in all events within ten (10) days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which constitutes a Default under any of the Loan Documents.  Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default.

9.2 Financial Statements and Reports.  Borrower shall furnish or cause to be furnished to Lender from time to time, the following financial statements and reports and other information, all in form, manner of presentation and substance acceptable to Lender provided, however, once Lender has received and approved a financial statement and report such format shall be deemed acceptable for future financial statements or reports covering the same information:

9.2.1 Annual Statements.  Within one hundred twenty (120) days of the end of Borrower’s and Guarantor’s fiscal years, from independent certified public accountants approved by Lender, certified annual audited financial statements for Guarantor (each such annual statements to be accompanied by a schedule of indebtedness and liabilities, in accordance with GAAP, and a description of material liens, judgments and litigation and a detailed cash flow statement), all in reasonable detail, prepared in accordance with GAAP and including in such audited statement of the Guarantor, the operations of the Borrower and the status of occupancy, room reservations, leasing, the income, expenses and cash flow and other financial information relating to the Borrower and Property.  It is agreed that the inclusion of the operations of Borrower in the audited financial statements of the Guarantor shall satisfy the requirement for the provision of financial statements from the Borrower.  It is acknowledged that Lender has initially approved Caturano & Company as the accountants for the Borrower and Guarantor.

9.2.2 Periodic Statements.  Within forty-five (45) days after the end of each fiscal quarter of Borrower and Guarantor, a balance sheet and statement of income of Borrower and Guarantor for such quarter certified by the chief financial officer of Borrower and Guarantor to have been prepared in accordance with Generally Accepted Accounting Principles to fairly present the financial condition of Borrower and Guarantor at the close of business on the dates thereof and the results of operations for the fiscal quarters then ended (subject to year-end adjustments).  It is agreed that the inclusion of the operations of the Borrower in the Guarantor’s balance sheet and statement of income shall satisfy the requirements of this Section 9.2.2 with respect to the Borrower.

9.2.3 Compliance Certificate.  Within 45 days after the end of each calendar quarter, Borrower shall submit a Compliance Certificate executed by the Borrower in the form of Exhibit D;

9.2.4 Annual Budget.  Within 30 days before the end of each fiscal year of the Borrower, Borrower shall submit to Lender a budget showing projected expenses and revenue for the operation of the Property for the next ensuing fiscal year.

9.2.5 Data Requested.  Within a reasonable period of time and from time to time such other financial data or information as Lender may reasonably request with respect to the Property, Borrower or Guarantor including, but not limited to so-called hotel industry STAR and PACE reports, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, and physical condition of the Property;

9.2.6 Lease Notices.  Concurrently with the giving thereof, and within five (5) Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received with respect to the Required Leases.

9.3 Payment of Taxes and Other Obligations.  Subject to the right to contest set forth in Section 10.1, Borrower shall duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges payable by it, or with respect to the Property, as well as all claims or obligations for labor, materials, supplies or services (involving an amount in excess of $50,000.00 in any instance or $100,000.00 in the aggregate) or for borrowed funds in any amount provided, however, it shall not be an Event of Default hereunder if any claims or charges, other than those arising out of taxes and assessments (which shall be governed by Section 10.1), are being contested by the Borrower and are not paid before same become overdue as long as: (i) no liens are filed against any of the property of the Borrower (unless bonded over as provided in Section 11.1.4) and (ii) such claims and charges are paid within thirty (30) days of a final determination of the amount due.

9.4 Conduct of Business; Compliance With Law.  Borrower shall engage solely in the ownership and operation of the Property and matters related thereto, and will not enter into any new ventures, or undertake any Investments, except as permitted in Section 9.8, or any new business dealings, without Lender’s express prior written consent in each instance.  As an express inducement to Lender to make and maintain the Loan, the Borrower agrees at all times prior to payment and satisfaction of all Obligations to be and remain a Single Purpose Entity.  Borrower shall operate the Property, and conduct its affairs in a lawful manner and in compliance with all Laws applicable thereto and all provisions of ERISA.

9.5 Insurance.

9.5.1 In General.  Borrower shall at all times maintain in full force and effect the insurance coverage set forth in Section 2.04 of the Mortgage and shall cause Lender, to be designated as mortgagee/loss payee/additional insured in accordance with the requirements set forth therein.  All insurance premiums shall be paid at least quarterly, in advance, and the Lender shall be provided with evidence of such prepayment of insurance premiums prior to closing and thereafter upon, or prior to, each annual renewal or replacement of such coverages.  Submission of a certificate of insurance to Lender shall constitute Borrower’s representation and warranty that the premium for the period of coverage shown on such certificate has been paid.

9.6 Restrictions on Liens, Transfers and Additional Debt.

9.6.1 Prohibited Transactions.  Except for Permitted Transactions Borrower shall not:

(i) create or incur, or suffer to be created or incurred, or to exist, any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its assets of any character whether or not related to the Property, or any portion thereof, whether now owned or hereafter acquired or upon the proceeds or products thereof;

(ii) create or incur any indebtedness for borrowed funds whether secured or unsecured either directly or as a guarantor except for the Loan;

(iii) directly or indirectly permit any sale, transfer, exchange, assignment or pledge of or grant of any security interest in any ownership interests in Borrower;  provided however, the foregoing shall not be deemed violated by any sale, transfer, exchange, assignment, pledge or grant of any security interest in any ownership interest in Guarantor; or

(iv) sell, convey, transfer or exchange any of its assets of any character whether or not related to the Property, or any portion thereof, whether now owned or hereafter acquired.

9.6.2 Permitted Transactions.  The term “Permitted Transactions” shall mean Permitted Transfers, Permitted Additional Debt, Permitted Title Exceptions, and Required Leases.

9.6.3 Permitted Transfers.  The term “Permitted Transfers” shall mean:

(i) the Security Documents and other agreements in favor of Lender;

(ii) transactions, whether outright or as security, for which Lender’s prior written consent has been obtained, which consent may be withheld, granted or granted conditionally, subject to such protective and other conditions as Lender may require in its sole and absolute discretion;

(iii) sales or dispositions in the ordinary course of business of personal property or fixtures which are suitably replaced; and

(iv) consumption of supplies in the ordinary course.

9.6.4 Permitted Additional Debt.  The term “Permitted Additional Debt” shall mean:

(i) transactions, whether secured or unsecured, for which Lender’s prior written consent has been obtained, which consent may be withheld, granted or granted conditionally subject to such protective and other conditions as Lender may require in its sole and absolute discretion;

(ii) indebtedness incurred in the ordinary course of business for the leasing of equipment for the Property;

(iii) indebtedness incurred to third parties in the ordinary course of business for the purchase of goods or services which are payable, without interest, in accordance with the terms of any such agreements; and

(iv) fully subordinated unsecured loans from owners of beneficial interest in Borrower the proceeds of which are used solely to pay costs related to the Property so long as the applicable creditor has entered into a subordination and standstill agreement which is fully satisfactory to Lender in Lender’s sole and absolute discretion.

9.6.5 Additional Funds.  All funds required for the operation of the Property in excess of those available from ordinary cash flow of the Property shall be provided by Borrower, or its owners, as additional equity contributions or by Permitted Additional Debt.

9.6.6 Right To Accelerate Loan.  The Loan shall become due and payable in full, and the Lender shall have the right to accelerate the Loan and declare an Event of Default, at the option of Lender, upon any breach or violation of the provisions of Section 9.6.

9.6.7 Lender’s Options. Lender may, in lieu of accelerating the Loan, and in its sole and absolute discretion, agree to waive compliance with the provisions of this Section 9.6 in any instance upon compliance with such terms and conditions as the Lender may impose, including, without limitation, the payment of a material fee and a change in the interest rate and other terms.  Except for Permitted Transfers, the Lender may grant or withhold, or conditionally grant, its consent to any proposed transfer that is otherwise prohibited under Section 9.6.1 in its sole and absolute discretion.  In the case of a sale or transfer with the required prior written consent, or any such Permitted Transfer, the seller or transferor , if Borrower, shall remain jointly and severally liable with the purchaser or transferee for all liabilities of Borrower or its owners hereunder.

9.7 Limits on Distributions.  The Borrower shall not guarantee to anyone other than the Lender the obligations of any person or entity.  After an Event of Default has occurred and is continuing, Borrower shall not make any Distributions other than a Distribution made with the prior written consent of Lender, acting in is sole discretion.

9.8 Restrictions on Investments.  Borrower will not make or permit to exist or to remain outstanding any Investment except an Investment in assets which constitute the Property or investments of the proceeds of the Property and which are in:

(i) marketable direct or guaranteed general obligations of the United States of America which mature within one year from the date of purchase by Borrower;

(ii) bank deposits, certificates of deposit and banker’ s acceptances, or other obligations in or of Lender or other banks located within and chartered by the United States of America or a state and having assets of over $500,000,000.00; and

(iii) personal property and real estate acquired in the normal and ordinary course of Borrower’s present business and in connection with the Property.

9.9 Indemnification Against Payment of Brokers’ Fees.  Borrower agrees to defend, indemnify and save harmless Lender from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder’s fees in respect of the Loan.

9.10 Limitations On Certain Transactions.  Borrower agrees to the following limitations:

9.10.1 No Merger or Acquisition.  Borrower shall not dissolve or liquidate, nor merge or consolidate with or otherwise acquire all or substantially all of the assets of any other entity.  Notwithstanding the foregoing, Lender agrees that it will not unreasonably withhold its consent to a merger or consolidation of the Trust and Sonesta of Massachusetts provided all documentation incident to such transaction is first submitted to Lender for Lender’s review and Lender determines in its reasonable judgment that any such merger or consolidation does not compromise the Value of the Property or the Lender’s security for the Loan.

9.10.2 Contracts of a Material or Significant Nature.  Except for contracts or leases otherwise complying with this Agreement and contracts incident to the routine operation of the Property such as utilities, insurance and maintenance, Borrower shall not enter into any other contracts, agreements, including, without limitation, franchise or management agreements, without Lender’s prior written consent, acting in its reasonable discretion; provided however, the foregoing shall not be considered violated by execution by Borrower of a purchase and sale agreement for the Property which contemplates a full payoff of the Loan (including any applicable prepayment premiums) at the closing of such agreement.

9.11 Approval of Management and Management Contract.  Lender shall have the continuing right to approve the identity of any management or leasing company operating or leasing the Property and the terms and conditions of such contracts, which approval shall not be unreasonably withheld, conditioned or delayed. Each such contract will provide that the contract may be terminated immediately at the election of Lender without penalty upon the occurrence of the earlier of (i) taking of possession, acceptance of a deed in lieu of foreclosure, or foreclosure of the Property by the Lender, or (ii) the appointment by a court of competent jurisdiction of a receiver for the Property.

9.12 Deposit of Proceeds; Other Bank Accounts.  All payments of principal, interest, fees and any other amounts due under the Note or under any of the other Loan Documents shall be made to the Lender by wire transfer not later than 3:00 p.m. (Eastern standard time) on the day when due in immediately available funds in lawful money of the United States.

Upon Lender’s request, at any time after the occurrence of a Default or Event of Default which is continuing, all cash proceeds resulting from the operations of Borrower and of the Property shall be deposited in one or more segregated accounts at Lender for the purpose of insuring the continuing pledge to Lender, and grant to Lender, of a security interest in, such proceeds.  Borrower shall not permit any of its funds to be deposited in any other accounts unless arrangements satisfactory to Lender have been completed to perfect Lender’s first lien pledge and security interest therein.  The foregoing is not, however, intended to apply to distributions not prohibited under Section 9.7.

9.13 Place for Records: Inspection.  Borrower shall maintain all of its current business records at the Property or at the head office of the Borrower or Guarantor at the address specified at the beginning of this Agreement.  Upon reasonable notice and at reasonable times during normal business hours prior to a Default, and at any time without prior notice after a Default Lender shall have the right (through such agents or Lender’s Consultants as Lender may designate) to examine Borrower’s property and make copies of and abstracts from Borrower’s books of account, correspondence and other records and to discuss its financial and other affairs with any of its owners and any accountants hired by Borrower, it being agreed that Lender shall not divulge information obtained from such examination to others except as required by Laws and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein).  Any assignee or transferee of the Loan, co-lender, or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

9.14 Costs and Expenses.  Borrower shall pay all out of pocket costs and expenses (excluding salaries or wages of employees of Lender) reasonably incurred by Lender in connection with the closing of the Loan, the enforcement of Lender’s rights under the Loan Documents, including, without limitation, reasonable legal fees and disbursements, appraisal fees, inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of independent engineers and consultants and shall be evidenced by invoices received by the Lender on account of such expenses.  Borrower’s obligations to pay such costs and expenses shall include, without limitation, all reasonable attorneys’ fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Borrower or Guarantor of any covenant, warranty, representation or agreement under any one or more of the Loan Documents.

9.15 Compliance with Laws.  Borrower shall comply in all material respects with all Laws applicable to the Property, Borrower or Guarantor.

9.16 Indemnification. With the exception of any claim arising out of the Lender’s  gross negligence or willful misconduct, Borrower shall at all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless Lender and all those controlled by, controlling or under common control with Lender and claiming by, through or under Lender (“Indemnified Party”) against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys’ fees and experts, fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Mortgage) be imposed upon, incurred by or asserted or awarded against the Indemnified Party and arising from or out of:

(i) any Hazardous Materials as provided for in the Environmental Indemnity with respect to the Property or any other Collateral;

(ii) any liability for damage to person or property arising out of any violation of any Law applicable to the Property, Borrower, or both, or

(iii) any act, omission, negligence or conduct at the Property, or arising or claimed to have arisen, out of any act, omission, negligence or conduct of Borrower or any contractor, sub-contractor, tenant, occupant or invitee thereof, which is in any way related to the Property.

Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party.

9.17 Leasing Matters.  Except for Required Leases, no new lease of more than 5,000 square feet shall be entered into without the prior written consent of the Lender which consent shall not be unreasonably withheld or delayed.

9.18 Loan To Value Ratio; Debt Service

9.18.1 LTV Covenant.  For the purposes of this Loan Agreement, the “Value of the Property” shall mean $70,000,000.00 as established pursuant to an appraisal dated as of January 8, 2010, prepared by Cushman & Wakefield (“Original Appraisal”) which has been accepted by Lender, as such Value of the Property may hereafter be changed either by an update to the Original Appraisal or by a new appraisal in each case as ordered by and acceptable to Lender pursuant to the terms of this Agreement.  Lender may require an appraisal at any time when there is a Default or continuing Event of Default hereunder, but otherwise Lender shall not require an appraisal more frequently than once per year.  The fees and expenses of obtaining any updated appraisal shall be paid by Lender, except if (i) an Event of Default then exists, or (ii) there is a Default by Borrower for failing to satisfy any monetary obligation or the Debt Service Covenant hereunder; and in the event of an occurrence under Subclause (i) or (ii), the reasonable out-of-pocket fees and expenses incurred by Lender in obtaining an appraisal shall be paid by Borrower.  The Borrower covenants and agrees that the “as-is” Loan-to-Value Ratio shall not be greater than 65% (the “LTV Covenant”).

9.18.2 Breach of LTV Covenant/Cure.  In the event that any Appraisal obtained by Lender pursuant to the terms of this Agreement reveals an Appraised Value which would result in a breach of the LTV Covenant, Lender shall promptly notify Borrower.  Borrower shall have the right to cure the breach of the LTV Covenant by making a prepayment of principal under the Note sufficient to restore the LTV Covenant.  If Borrower elects so to cure, it shall notify Lender of such election (“Borrower’s LTV Cure Notice”) within ten (10) Business Days following receipt of Lender’s notice and shall make the applicable prepayment within twenty (20) days after the date of Borrower’s LTV Cure Notice.  In the event Borrower disputes the Appraised Value obtained by Lender, Borrower shall so state in Borrower’s LTV Cure Notice, in which event the applicable prepayment amount shall be retained by Lender in escrow pending final resolution of the Appraised Value.  If Borrower disputes Lender’s determination of Appraised Value, Borrower and Lender shall promptly meet to discuss Borrower’s objections.  If the parties cannot agree on the Appraised Value within ten (10) Business Days following the date of Borrower’s LTV Cure Notice, within forty-five (45) Business Days thereafter, Borrower, at its sole cost and expense, shall have the right to submit its own appraisal performed by a Qualified Appraiser for Lender’s consideration.  If Lender determines, based on Borrower’s appraisal, or other information submitted by Borrower, that Borrower’s determination of the Value of Property (i) does not result in a breach in the LTV Covenant, the funds held by Lender shall be returned to Borrower, or (ii) results in a lesser paydown amount being required to cure Borrower’s LTV Covenant, the cure amount required shall be retained by Lender and the excess refunded to Borrower.  In all other events, such funds shall be applied to the payment of the Loan.  Lender’s determination of the Value of the Property shall be made in the Lender’s reasonable judgment acting in good faith, and in accordance with sound appraisal practice and all bank requirements to which Lender is subject, including, without limitation, those imposed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  So long as Lender has acted in good faith in accordance with the provisions of this Section 9.18.2,  Lender’s determination of the Value of the Property shall be final and shall not be subject to further review or challenge by Borrower.  In the event of any prepayment of the Loan under this Section 9.18.2, there shall be no change in the amount of the scheduled installment payments under the Note.  The provisions of this Section 9.18.2 shall not apply, and there shall be no cure right, if there is any continuing Event of Default at the time of the breach of the LTV Covenant.

9.18.3 Debt Service Coverage.  The Borrower covenants and agrees that the Debt Service Coverage Ratio shall not at any time be less than 1.25 to 1.0 on a trailing twelve-month basis (“Debt Service Covenant”).  Borrower’s Debt Service Covenant shall be tested quarterly and Borrower shall provide Lender with a Compliance Certificate, in form of Exhibit D annexed hereto as soon as available and in any event within forty-five (45) days after the close of each calendar quarter of Borrower’s fiscal year, and annually together with the submission of the annual statements required pursuant to Section 9.2.1, which shall evidence compliance with Borrower’s  Debt Service Covenant.

9.18.4 Breach of Debt Service Covenant/Cure.  In the event of an actual or projected breach of Borrower’s Debt Service Covenant, Borrower shall have the right to cure such breach, provided there is then no other Default or Event of Default under any of the Loan Documents, and subject to the following:

(i) If there is any breach of Borrower’s Debt Service Covenant, Borrower may cure such breach by paying to Lender on the date that Borrower’s Compliance Certificate evidencing such breach is submitted to Lender an amount equal to six (6) months’ debt service next becoming due and payable under the Note at the time of such breach (the “Paydown Amount”) which amount shall be applied by Lender to the payment of principal due under the Note without any change in the scheduled installment payments set forth in the Note.  Notwithstanding the fact that installments of principal and interest under the Note are payable quarterly, the Paydown Amount shall be calculated based on six (6) full calendar months of principal and interest using the 25-year amortization schedule set forth in the Note.  Borrower’s cure right set forth in this Section 9.18.4 (i) may not be exercised more than twice during the term of the Loan.  The payment of the Paydown Amount, shall be deemed to cure the breach of Borrower’s Debt Service Covenant for two (2) successive calendar quarters beginning with the calendar quarter in which the breach of Borrower’s Debt Service Covenant first occurred;

OR

(ii) If the Debt Service Coverage Ratio falls below 1.25 to 1.0, but is greater than 1.0 to 1.0, Borrower may cure such breach by depositing with Lender the “Cure Amount.”  The Cure Amount shall be an amount which if applied to the principal balance of the Loan outstanding at the time of Borrower’s breach of its Debt Service Covenant assuming that the outstanding balance of the Note was then recalculated to amortize for 25 years at the interest specified in the Note from the date of Borrower’s breach would result in debt service payments such that a 1.25 to 1.0 Debt Service Coverage Ratio would be achieved based on the trailing twelve month Net Operating Income the time of the breach.  Provided there is then no Default or Event of Default under any of the Loan Documents, the Cure Amount will be returned to Borrower once a Debt Service Coverage Ratio of at least 1.25 to 1.0 has been achieved for at least two (2) consecutive calendar quarters based on the original amortization schedule set forth in the Note, as evidenced by Borrower’s Compliance Certificates;

(iii) In addition, if at the time of any breach of Borrower’s Debt Service Covenant, all or any part of the Cash Reserve has been released, Borrower’s right to cure such breach under Section 9.18.4 (i) or Section 9.18.4 (ii) in each case shall be conditioned on Borrower depositing with Lender an amount sufficient to restore the Cash Reserve to the amount of Five Million Dollars ($5,000,000.00);

(iv) Nothing contained in this Section 9.18 shall be deemed to waive any other breach or Default under the Loan Documents or be deemed to modify the payment schedule set forth in the Note.

9.19 Replacement Documentation.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

9.20 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  Borrower shall comply with all Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect.  Upon Lender’s request from time to time during the term of the Loan, Borrower shall certify in writing to Lender that Borrower’s representations, warranties and obligations under Section 8.19 and this Section 9.20 remain true and correct and have not been breached.  Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached.  In connection with such an event, Borrower shall comply with all Legal Requirements and directives of governmental authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event.  Borrower shall also reimburse Lender any expenses incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the collateral for the Loan, in obtaining any necessary license from governmental authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Legal Requirements applicable to Lenders as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

9.21 Cambridgeside Galleria Garage Lease.  The lease between the Trustees of Riverside Galleria Associates Trust as landlord and the Trust as tenant dated as of December 30, 1986, as amended (the “Cambridgeside Galleria Garage Lease”) giving Borrower the right to park up to 150 cars in the Garage, as defined in Cambridgeside Galleria Garage Lease is in full force and effect with no defaults thereunder or deficiencies in the performance of obligations thereunder and no amendment or modifications not previously approved by Lender.  All of the parties to the Cambridgeside Galleria Garage Lease are in full compliance with their respective obligations thereunder.  Borrower shall not (i) modify the Cambridgeside Galleria Garage Lease without Lender’s prior written consent, not to be unreasonably withheld, or (ii) consent to, or cause the termination of, the Cambridgeside Galleria Garage Lease without Lender’s express consent which Lender may grant or withhold in its sole discretion.

10.	SPECIAL PROVISIONS.

10.1 Right to Contest.

10.1.1 Taxes and Claims by Third Parties.  Notwithstanding the provisions of Section 9.3 which obligate Borrower to pay taxes and other obligations to third parties when due, it is agreed that any tax, assessment, charge, levy, claim or obligation to a third party (expressly excluding an obligation created under the Loan Documents) need not be paid while the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower shall have adequate unencumbered (except in favor of Lender) cash reserves with respect thereto, and provided that such contest does not create a default by landlord under any lease assigned to Lender; and provided, further, that Borrower shall pay all taxes, assessments, charges, levies or obligations: (i) promptly upon the commencement of proceedings to enforce any lien which may have attached as security therefor, unless such proceeding is stayed by proper court order pending the outcome of such contest; and (ii) as to claims for labor, materials or supplies, prior to the imposition of any lien on the Property unless the lien is discharged or bonded as set forth in Section 11.1.4.

10.1.2 Laws.  Borrower may contest any claim, demand, levy or assessment under any Laws by any person or entity if:  (i) the contest is based upon a material question of law or fact raised by Borrower in good faith; (ii) Borrower properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially interfere with the ability to obligate all tenants under Acceptable Leases to pay rent without offset; (iv) Borrower demonstrates to Lender’s reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary; (v) no Default exists; and (vi) if the contest relates to Environmental Laws, the conditions set forth in the Environmental Indemnity relating to such contests shall be satisfied.

11.	EVENTS OF DEFAULT.

11.1 Event of Default.  The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default.”

11.1.1 Non-payment of Interest and Principal.  Any failure by Borrower to pay, within five (5) days of the due date, any interest, principal or other sum payable under the Note, without any requirement of notice from Lender, except that there shall be no grace period with respect to the payment of sums due under the Note at Maturity.

11.1.2 Non-payment of Other Monetary Obligations.  Any failure by Borrower to pay any other monetary sum due to Lender under this Loan Agreement or any other Loan Document, which failure continues for five (5) Business Days following notice thereof from Lender except that if any failure to pay any sum when due would result in (i) the cancelation or lapse of insurance or a tax sale, or (ii) penalties in respect of taxes or other municipal charges, then no notice or grace period shall be required.

11.1.3 Note, Mortgage and Other Loan Documents.  An Event of Default occurs in the performance of any term or provision of the Note, or of the Mortgage, or of any of the other Loan Documents.

11.1.4 Financial Status and Insolvency.  Borrower (which term for purposes of this Section 11.1.4 shall include the Guarantor) shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; (ix) have an attachment or execution levied against any substantial portion of the property of Borrower or against any portion of the Collateral which is not discharged or dissolved by a bond within sixty (60) days.

11.1.5 Liens.  A lien for the performance of work, or the supply of materials, or a notice of contract, or an attachment, judgment, execution or levy is filed against the Land or the Improvements and remains unsatisfied or is not discharged or dissolved or bonded over by a bond or title indemnity satisfactory to the Lender (or by cash collateral acceptable to Lender) for a period of thirty (30) days after the filing thereof.

11.1.6 Breach of Representation or Warranty.  Any material representation or warranty made by Borrower herein or in any other instrument or document relating to the Loan or the Property shall prove to have been materially false or misleading when made, or any warranty shall be materially breached.

11.1.7 Default Under Certain Required Leases.  Borrower defaults beyond applicable grace and cure periods under any Required Lease of the Property and such default is not cured within the grace period applicable thereto.

11.1.8 Insurance.  As to a failure to comply with all provisions of Section 9.5 of this Agreement, there shall be a grace period of five (5) Business Days after written notice from Lender, except that there shall be no notice or grace period for any breach of Section 9.5 which would result in the cancelation or lapse of insurance required to be carried.

11.1.9 Nonmonetary Defaults Capable of Cure.  As to nonmonetary defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following notice from Lender or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of ninety (90) days from Lender’s notice as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty (30) days following such notice and shall diligently prosecute such curative action to completion within such ninety (90) day period.  However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible.  As to breaches of warranties and representations (other than those related to financial information) there shall be a thirty (30) day grace period following notice from Lender.

11.1.10 Breach of LTV or Debt Service Covenant.  Any breach of the LTV Covenant or Debt Service Covenant which is not cured within the applicable cure periods set forth in Section 9.18.

11.1.11 Dissolution; Change in Business Status.  Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower or any Guarantor are sold, Borrower or any Guarantor is dissolved, or there occurs any change in the form of business entity through which Borrower or any Guarantor presently conducts its business or any merger or consolidation involving Borrower or any Guarantor, or the controlling interest in Borrower ceases to be owned by the Guarantor.

11.1.12 Conflicting Provisions.  In the event the occurrence or existence of one or more of the preceding events or conditions results in an Event of Default under both the Loan Agreement and another Loan Document, to the extent there is a conflict between the notice and cure periods set forth in the Loan Agreement and such other Loan Document regarding such Event of Default, the provisions of the Loan Agreement shall govern.

11.2 Certain Remedies.  If an Event of Default shall occur:

11.2.1 Accelerate Debt.  Lender may declare the indebtedness evidenced by the Note and secured by the Mortgage immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or (after the expiration of the grace period if any set forth in Section 11.1.3 above) an involuntary petition in bankruptcy filed against Borrower, such acceleration shall be automatic); and

11.2.2 Pursue Remedies.  Lender may pursue any and all remedies provided for hereunder, or under any one or more of the other Loan Documents.

12.	ADDITIONAL REMEDIES.

12.1 Remedies.  After the occurrence of an Event of Default, whether or not the indebtedness evidenced by the Note and secured by the Mortgage shall be due and payable or Lender shall have instituted any foreclosure or other action for the enforcement of the Mortgage or the Note, Lender may, in addition to any other remedies which Lender may have hereunder or under the other Loan Documents, and not in limitation thereof, and in Lender’s sole and absolute discretion:

12.1.1 Enter and Perform.  Enter upon the Property to perform obligations under leases, or to operate, maintain, repair and improve the Property and employ watchmen to protect the Property, all at the risk, cost and expense of Borrower, consent to such entry being hereby given by Borrower;

12.1.2 Discontinue Work.  At any time discontinue any work commenced in respect of the Property or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;

12.1.3 Exercise Rights.  Exercise the rights of Borrower under any contract or other agreement in any way relating to the Property and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, whether or not previously incorporated into the realty;

12.1.4 Apply Cash Reserves.  Lender may apply all or any part of the Cash Reserve to the payment of (i) any amounts of principal or interest on the Loan; (ii) to pay the reasonable fees and expenses of counsel for the Lender and the Lender’s Consultant; and (iii) to pay any fees and expenses payable by Lender to protect its security for the Loan.

12.1.5 Other Actions.  In connection with any work or action undertaken by Lender pursuant to the provisions of the Loan Documents,

(i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment,

(ii) pay, settle or compromise all bills or claims which may become liens against the property constituting the Collateral, or which have been or may be incurred in any manner in connection with the Property or for the discharge of liens, encumbrances or defects in the title of the Property or the Collateral,

(iii) take or refrain from taking such action hereunder as Lender may from time to time determine, and

(iv) engage marketing and leasing agents and real estate brokers to advertise, lease or, after foreclosure or delivery of a deed in lieu of foreclosure, sell portions or all of the Property or other Collateral, upon such terms and conditions as Lender may in good faith determine.

12.2 Reimbursement.  Except where expressly provided to the contrary in this Agreement or any of the other Loan Documents, Borrower shall be liable to Lender for all reasonable out of pocket sums paid or incurred pursuant to any of the Loan Documents whether the same shall be paid or incurred pursuant to this Section 12 or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand with interest at the then applicable interest rate under the Note (or at the Default Rate as provided in this Agreement or the Note if there is then a continuing Event of Default) from the date of payment by Lender to the date of payment to Lender and repayment of such sums with such interest shall be secured by the applicable Security Documents.

12.3 Power of Attorney.  For the purpose of exercising the rights granted by this Section 12.3, as well as any and all other rights and remedies of Lender, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, upon and following any Event of Default that is continuing, to execute, acknowledge and deliver any instruments and to do and perform any acts permitted hereunder or by law in the name and on behalf of Borrower.

13.	SECURITY INTEREST AND SET-OFF.

13.1 Security Interest.  Borrower grants to Lender, a direct and continuing lien and security interest, as security for all of Borrower’s obligations in and upon all deposits, balances and other sums credited by or due from Lender or from any affiliate of Lender to Borrower including, but not limited to, any cash collateral pledged to Lender pursuant to any provision of the Loan Documents.

13.2 Set-Off and Debit. (i) If any payment is not made when due under any of the Loan Documents, after giving regard to applicable grace periods, if any, or (ii) if any Event of Default or other event which would entitle Lender to accelerate the Loan occurs, or (iii) at any time, whether or not any Default or Event of Default exists in the event any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be by initiation of a court proceeding, imposed on any property of Borrower; then, in any such event, any such deposits, balances or other sums credited by or due from Lender or from any such affiliate of Lender to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by Lender against any or all of Borrower’s obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Lender in its sole and absolute discretion may determine.  Within five (5) Business Days of making any such set off, debit or appropriation and application, Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application.

13.3 Right to Freeze.  The Lender shall also have the right, at its option, upon the occurrence of any event which would entitle the Lender to set off or debit as set forth in Section 13.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

13.4 Additional Rights.  The rights of Lender under this Section 13.4 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Lender, may have.

14.	CASUALTY AND TAKING.

14.1 Casualty and Obligation To Repair.  In the event of any damage or destruction to the Property or the other Collateral by reason of fire or other hazard or casualty (collectively, a “Casualty”), Borrower shall give immediate written notice thereof to Lender as required pursuant to the Mortgage, and if insurance proceeds are made available to Borrower by Lender as set forth in the Mortgage, proceed with reasonable diligence, in full compliance with all Laws and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected property (collectively, the “Repair Work”). All proceeds of insurance shall be paid to Lender as set forth in the Mortgage and the disposition of such proceeds shall be governed by the terms and conditions of the Mortgage.

14.2 Taking.  If there is any condemnation for public use of the Property or of any Collateral, the awards on account thereof shall be paid to Lender as set forth in the Mortgage and the disposition of such proceeds shall be governed by the terms and conditions of the Mortgage.

15.	GENERAL PROVISIONS.

15.1 Notices.  Any notice or other communication in connection with this Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission, if a FAX Number is designated below, provided a copy is also sent by first-class mail addressed, (iv) sent by overnight courier service providing for delivery confirmation:

If to Borrower:

c/o Sonesta Hotels International Corporation
116 Huntington Avenue
Boston, Massachusetts 02116
Attention:  Office of the Treasurer

with copies by regular mail or such hand delivery or facsimile transmission to:

Burns & Levinson LLP
125 Summer Street
Boston, Massachusetts 02110
Attention:  Norman Spector, Esq.

If to Lender:

RBS Citizens National Association
28 State Street
Boston, Massachusetts  02109
Attention:  Ms. Lisa Murray

with a copy:

Goulston & Storrs P.C.
400 Atlantic Avenue
Boston, MA 02110
Attention:  Anne H. Meyer, Esq.

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above.  All periods of notice shall be measured from the deemed date of delivery.

A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation, or (iv) if by overnight courier service, on the next Business Day after deposit with such courier service.

15.2 Limitations on Assignment.  Borrower may not assign this Agreement or the monies due thereunder or convey or, except for a Permitted Transaction, encumber the Property or other Collateral or any interest therein or in Borrower or permit to occur any assignment or encumbrance of any interest in Guarantor or of Guarantor’s right to receive investor funds without the prior written consent of the Lender, acting in its sole discretion, in each instance.

15.3 Further Assurances.  Borrower shall upon reasonable request from Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Lender may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Note, under the Mortgage and under each of the other Loan Documents.

15.4 Parties Bound.  The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lender and each of their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

This Agreement is a contract by and between Borrower and Lender for their mutual benefit, and no third person shall have any right, claim or interest against Lender or Borrower by virtue of any provision hereof.

15.5 Waivers, Extensions and Releases. Lender may, at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents.  Any such waiver shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.

15.6 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

15.6.1 Place of Delivery.  Borrower agrees to furnish to Lender at the Lender’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

15.6.2 Governing Law.  This Agreement, and each of the other Loan Documents has been negotiated and executed in the Commonwealth of Massachusetts, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

15.6.3 Consent to Jurisdiction.  Borrower hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

15.6.4 JURY TRIAL WAIVER.  BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

15.7 Lender’s Expenses.  Whether or not the transactions contemplated by this Agreement shall be fully consummated, Borrower shall reimburse Lender for the reasonable out-of-pocket fees and expenses reasonably incurred by Lender in connection herewith.  Notwithstanding anything to the contrary in this Agreement or in any of the other Loan Documents, Borrower’s obligation to reimburse Lender for fee and expenses, whenever Borrower shall have such obligation under this Agreement or any of the other Loan Documents, shall only pertain to the reasonable, out-of-pocket fees and expenses actually incurred by Lender.

15.8 Survival.  All representations, warranties, covenants and agreements of Borrower herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower pursuant hereto are significant and except as may have been updated or corrected by other information provided to the Lender by the Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto.  No review or approval by Lender or by Lender’s Consultants or any of their representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower under any one or more of the Loan Documents.

15.9 Cumulative Rights.  All of the rights of Lender hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.

15.10 Claims Against Lender.

15.10.1 Borrower Must Notify.  The Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within ninety (90) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and the Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter.  Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit C as Authorized Representatives.

15.10.2 Remedies.  If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Lender has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Lender’s responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower’s reasonable costs and expenses including, without limitation, reasonable attorneys, fees and disbursements in connection with such court proceedings; and (ii) in the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Lender, where it is also so determined that Lender acted in bad faith, or that Lender’s default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings.

15.10.3 Limitations.  In no event, however, shall Lender be liable to Borrower or anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Lender of its obligations under this Loan Agreement or under any of the other Loan Documents.  In no event shall Lender be liable to Borrower or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within the time period specified above.

15.11 Obligations Absolute.  Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower under the Loan Documents shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower may have at any time against Lender whether in connection with the Loan or any unrelated transaction.

15.12 Table of Contents, Title and Headings.  Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of their provisions.

15.13 Counterparts.  This Loan Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.  In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.

15.14 Satisfaction of Term Sheet.  The funding of the entire Loan being made pursuant to the terms hereof and of the other Loan Documents is being made in satisfaction of Lender’s obligations under the Term Sheet dated December 14, 2009 (the “Term Sheet”).  The terms, provisions and conditions of this Agreement and the other Loan Documents supersede the provisions of the Term Sheet.

15.15 Participations.  At any time and from time to time and without Borrower’s or Guarantor’s consent, the Lender (and any Bank) may sell participations to one or more banks or other entities in all or a portion of the Lender's (or Bank’s) rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale of participations shall not affect the rights and duties of the Lender (or Bank) hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Loan, extend the term or increase the amount of the Loan or extend any regularly scheduled payment date for principal or interest.

15.16 Assignments.  The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign the Loan, the Note and its rights and obligations under this Agreement and the other Loan Documents to any Qualified Assignee.

15.17 Time Of the Essence.  Time is of the essence of each provision of this Agreement and each other Loan Document.

15.18 No Oral Change.  This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

15.19 Statements.  While Lender may issue invoices or other statements on a quarterly or other periodic basis (a “Statement”), it is expressly acknowledged and agreed that: (i) the failure of Lender to issue any Statement on one or more occasions shall not affect Borrower’s obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lender and so Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement provided, however, it shall not be an Event of Default hereunder if such Statement is inaccurate and Borrower makes payment in accordance thereof as long as Borrower upon receipt of a corrected Statement makes payment in accordance with such corrected Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lender’s rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument at Boston, Massachusetts this 12th day of February, 2010.

BORROWER:

 /s/ Peter J. Sonnabend
Peter J. Sonnabend, as Trustee of Charterhouse of Cambridge Trust, and not individually

 /s/ Boy A.J. van Riel
Boy A. J. van Riel, as Trustee of Charterhouse of Cambridge Trust, and not individually

SONESTA OF MASSACHUSETTS, INCORPORATED

By: /s/ Peter J. Sonnabend
Peter J. Sonnabend
Its Vice President
Hereunto duly authorized

LENDER:

RBS CITIZENS, NATIONAL ASSOCIATION

By: /s/ Lisa R. Murray
Name: Lisa R. Murray
Title:   Senior Vice President

EXHIBITS

		Section Reference Number
Exhibit A	Definitions	1.1
Exhibit B	Ownership Interests and Taxpayer Identification Numbers - Borrower	8.10.2
Exhibit B-1	Ownership Interests - Guarantor	8.10.2
Exhibit C	Authorized Representatives	4 and 15.9.1
Exhibit D	Form of Borrower’s Compliance Certificate	9.18.2

EXHIBIT A TO LOAN AGREEMENT

DEFINITIONS

Agreement as defined in the Preamble.

Appraisal shall mean an appraisal of the “as-is” or “as stabilized”, as indicated value of the Property determined on a fair market value basis, performed by an independent MAI Qualified Appraiser selected by the Lender who is not employed by the Borrower or the Lender, the form of such Appraisal and the identity of the appraiser to be acceptable to the Lender.

Appraised Value shall mean the “as is” or “as stabilized”, as indicated fair market value of the Property determined by the Lender’s appraisal division in its reasonable judgment based upon the most recent Appraisal or Lender valuation obtained pursuant to the terms hereof, as the same may be adjusted by the Lender’s internal appraisal department consistent with the Lender’s procedures.

Authorized Representatives as defined in Section 4. and listed on Exhibit C.

Borrower as defined in the Preamble.

Business Day shall mean:  any day of the year on which offices of RBS Citizens Bank National Association are not required or authorized by law to be closed for business in Boston, Massachusetts.  If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day.  Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.

Cambridgeside Galleria Garage Lease as defined in Section 9.21.

Cash Collateral Account Borrower’s Account No. 1315927125 on deposit with Lender.

Cash Reserve as defined in Section 7.21.

Casualty as defined in Section 14.1.

Collateral as defined in Section 7.5.

Debt Service shall mean for the applicable period of determination the sum of (a) total interest expense of the Borrower with respect to the Loan for such period and (b) scheduled principal payments with respect to the Loan for such period as shown on the Schedule of Payments attached to the Note.

Debt Service Coverage Ratio shall mean the ratio for the trailing twelve month period determined at the end of each calendar quarter (e.g., March 31), June 30, September 30 and December 31) of:  (A) Net Operating Income to (B) Debt Service on the Loan.

Default shall mean any fact or circumstance which upon the giving of notice or passage of time or both would constitute an Event of Default.

Distribution. Whether done directly or indirectly, the (i) declaration or payment of any dividend, (ii) distribution of cash or other property, (iii) purchase, redemption, or other retirement, (iv) making of or repayment of any loan to any party holding an interest in Borrower, or (iv) other distribution, in each case, of, on or in respect of any shares of any class of capital stock, partnership interests, or other beneficial or ownership interests of the Borrower.

Dollars shall mean lawful money of the United States.

Environmental Indemnity as defined in Section 3.1.4.

Environmental Laws as defined in the Environmental Indemnity.

ERISA and ERISA Plan each as defined in Section 8.12.

Event of Default as defined in Section 11.1.

Expenses.  For the applicable period of determination, and without duplication, all ordinary and necessary costs and expenses actually incurred by the Borrower in connection with the ownership and operation of the Property, including ordinary and necessary maintenance and repair expenses, real estate taxes, insurance premiums, payments to utility companies, and management fees, marketing fees and capital reserves.  For purposes of calculating NOI, management and marketing fees in the aggregate shall be deemed to be three percent (3%) of Gross Receipts, and capital reserves shall be deemed to be three percent (3%) of Gross Receipts.

Notwithstanding the foregoing, the following shall not be included in Expenses:  (i) Debt Service; (ii) any costs or expenses paid from reserve accounts; (iii) non-cash expenses such as depreciation; (iv) the cost of any item required to be capitalized under GAAP; (v) any income, franchise, corporate excise or similar taxes; (vi) any expenses for which the Borrower receives reimbursement from sources not included in Gross Receipts, such as proceeds of insurance and condemnation awards; and (vii) ordinary and necessary expenses for tenant improvements and leasing commissions under Leases approved by Lender.

Garage Management Contract as defined in Section 8.5.

Generally Accepted Accounting Principles (GAAP). Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

Governmental Authority shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

Gross Receipts.  For the applicable period of determination and without duplication, all income, revenues, proceeds, and cash receipts received by or on behalf of the Borrower arising out of or relating to the ownership, rental, use or operation of the Property or any part thereof, including the following:  the gross rental income received from the rental of any part of the Property; interest received from any reserve or escrow accounts relating to the Property; reimbursements received from tenants at the Property and real estate tax abatements.  Security deposits received by Borrower from tenants at the Property shall be included in Gross Receipts as and when applied by Borrower in connection with a breach or default by said tenant.  In any event, proceeds of any insurance proceeds and eminent domain awards and any other extraordinary receipt of funds under circumstances that would be deemed a capital transaction under GAAP shall not be included in Gross Receipts.

Guarantor as defined in Section 3.1.6.

Guaranty as defined in Section 3.1.6.

Hazardous Materials as defined in the Environmental Indemnity.

Improvements as defined in Section 1.3.

Indemnified Party as defined in Section 9.16.

Initial Advance as defined in Section 2.1.

Initial Term as defined in Section 2.3.

Interest Rate Agreement.  The interest rate protection product purchased by the Borrower in form and substance satisfactory to the Lender, which shall contain a cap with a counterparty acceptable to the Lender which caps the LIBOR Rate (as defined in the Note) over the five (5) year Term to a maximum of three and five-hundredths percent (3.05%).

Interest Rate Assignment as defined in Section 3.1.5.

Investment shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms) , or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Land as defined in Section 1.3.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, policy, order, injunction, writ, decree or award of, or any permit, approval or license granted by, any Governmental Authority, now or hereafter in effect, including without limitation those relating to zoning, subdivision, Hazardous Substances, building, health or safety, fire protection, accessibility to, usability by or discrimination against disabled individuals, or environmental matters.

Lender  as defined in the Preamble.

Lender’s Consultants as defined in Section 5.1.

Licenses and Permits shall mean all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party pursuant to a Permitted Title Exception, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Laws which may be applicable to the Property.

Liquor License shall mean that license issued by the City of Cambridge License Commission to Sonesta of Massachusetts on December 17, 2009, as the same may be renewed, replaced or extended.

Loan as defined in Section 1.4.

Loan Agreement as defined in the Preamble.

Loan Documents as defined in Section 3.2.

Loan Fees as referred to in the Term Sheet.

Loan To Value Ratio or LTV Ratio.  At the closing of the Loan and annually thereafter the ratio obtained by dividing: (i) the outstanding principal balance of the Loan, by (ii) the Appraised Value of the Property, expressed as a percentage.

LTV Covenant as defined in Section 9.18.1.

MAI shall mean Member of the Appraisal Institute.

Maturity shall mean the Maturity Date, or, if the Maturity Date has been extended pursuant to the provisions of the Loan Agreement, the Extended Maturity Date, or in any instance, upon acceleration of the Loan, if the Loan has been accelerated by Lender upon an Event of Default.

Maturity Date as defined in Section 2.3.

Mortgage as defined in Section 3.1.1.

Net Operating Income (or NOI) shall mean, for any period of determination, the amount by which the Gross Receipts of Borrower exceed the Expenses of Borrower.

Note as defined in Section 3.2.

Obligations as defined in Section 3.1.

OFAC List shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List currently is accessible through the internet website www.treas.gov.

Original Appraisal as defined in Section 9.18.1.

Permitted Additional Debt as defined in Section 9.6.4.

Permitted Encumbrances as defined in the Mortgage.

Permitted Transactions as defined in Section 9.6.2.

Permitted Transfers as defined in Section 9.6.3.

Prime Rate as defined in the Note.

Property as defined in Section 1.3.

Qualified Appraiser shall mean a reputable independent MAI appraiser with at least five (5) years’ experience in appraising commercial properties and/or hotels in the metropolitan Boston area of the caliber, as of the date hereof, of Cushman and Wakefield, CBRE, McCall and Almy (by way of example).

Qualified Assignee shall mean any commercial bank, savings bank, savings and loan association or similar financial institution, any life insurance company, any institutional investor or any other entity which is engaged in the business of lending money and extending credit, and buying loans or participations in loans under credit facilities substantially similar to those extended under this Agreement.

Repair Work as defined in Section 14.1.

Reportable Event as defined in Section 8.12.

Required Lease (s) means any lease which Lender in its reasonable discretion deems necessary or advisable for the continued operation of the Property in the manner contemplated by this Agreement.  As of the date of this Agreement, the only Required Lease is the lease to Altruista LLC, d/b/a Dantes dated October 31, 2005.

Security as defined in Section 3.1.

Security Documents as defined in Section 3.2.

Single Purpose Entity means a corporation or a Massachusetts business trust which, at all times since its formation and thereafter, (a) was organized solely for the purpose of owning and operating the Property and matters related thereto, (b) has not and will not engage in any business unrelated to the ownership and operation of the Property, (c) has not and will not have any assets other than those related to the Property, (d) except as otherwise expressly permitted by the Loan Documents has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of interests, or amendment of its declaration of trust, articles of incorporation or bylaws, (e) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (f)  has not done and will not do any of the following:  (I) file a bankruptcy, insolvency or reorganization petition or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (II) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or any similar official for such entity or all or any portion of such entity’s properties; (III) make any assignment for the benefit of such entity’s creditors’ or (IV) take any action that might cause such entity to become insolvent, (g) has maintained and will maintain its accounts, books and records separate from any other person or entity, (h) has not and will not commingle its funds or assets with those of any other entity, (i) has held and will hold its assets in its own name, (j) has conducted and will conduct its business in its name (k) has paid and will pay its liabilities, including salaries of any employees, out of its own funds and assets, (l) has observed and will observe all corporate and trust formalities, (m) intentionally omitted, (n) has no indebtedness other than as expressly permitted under the Loan Documents, (o) has not and will not assume or guarantee or become obligated for the debts of any other entity or person, or hold out its credit as being available to satisfy the obligations of any other entity or person, (q) will not acquire obligations or securities of its members, (p) has established and maintains an office through which it conducts its business separate and apart from that of any of its Affiliates or has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationary, invoices and checks, (q) has not and will not pledge its assets for the benefit of any other person or entity, (r) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (s) has not made and will not make loans to any person or entity, (t) has not and will not identify any of its beneficiaries or shareholders or any Affiliates of any of them as a division or part of it, (u) has not entered and will not enter into or be a party to, any transaction with its beneficiary, shareholders or its Affiliates (including the managing member) except in the ordinary course of its business and on terms which are intrinsically fair and are not less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (v) has paid and will pay the salaries of its own employees from its own funds, (w) has maintained and will maintain adequate capital in light of its contemplated business operation and (x) if such entity is a trust, and such entity has one or more trustees, then such entity’s organizational documents shall provide that such entity shall continue (and not dissolve) for so long as a trustee exists.

Statement as defined in Section 15.19.

SNDA as defined in Section 7.19.

Surveyor and Survey Plan each as defined in Section 1.3.

Term Sheet shall mean that certain Term Sheet by and between Lender and Borrower, dated as of December 14, 2009.

UCC means the Uniform Commercial Code in effect in the jurisdiction where the Property is situated.

EXHIBIT C TO LOAN AGREEMENT

AUTHORIZED REPRESENTATIVES

Charterhouse of Cambridge Trust
Peter J. Sonnabend, Trustee
Boy A. J. van Riel, Trustee

Sonesta of Massachusetts, Incorporated
Peter J. Sonnabend, Secretary
Boy A. J. van Riel, Treasurer

C-1

EXHIBIT D TO LOAN AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Peter J. Sonnabend and Boy A.J. van Riel, as Trustees of the Charthouse of Cambridge Trust and Sonesta of Massachusetts Incorporated (collectively "Borrower") hereby certifies to RBS Citizens National Association (“Lender”), pursuant to the Loan Agreement between Borrower and Lender dated February ____, 2010 as may be amended from time to time ("Loan Agreement"), that:

1.           Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

2.           The Borrower has complied with all the terms, covenants and conditions to be performed or observed by the Borrower contained in the Loan Agreement and other documents required to be executed by the Borrower in connection with the Loan Agreement.

3.           On the date hereof there does not exist an Event of Default or an event which would with notice or the lapse of time, or both, constitute an Event of Default.

4.           The representations and warranties contained in the Loan Agreement and in any certificate, document or financial or other statement furnished at any time thereunder are true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case such representation and warranty shall be true, correct and complete on and as of such earlier date).

5.           Borrower hereby certifies as follows that the financial statements attached hereto which are required to be delivered to Lender pursuant to Section 9.2 of the Loan Agreement are true, accurate and complete in all material respects as of the date hereof.

6.           Borrower is in compliance with all applicable covenants contained in the Loan Agreement including, without limitation, the Debt Service Coverage Ratio which is not less than 1.25 to 1.0 on a trailing 12 month basis, for the period ending _________________, 20__, calculated as follows:

(i) Gross Receipts                                           $____________________

minus

(ii) Expenses                                           $____________________

equals

(iii) Net Operating Income                                                      $____________________

(iv) Debt Service                                                      $____________________

(v) Debt Service Coverage Ratio is:___________________

Complies:   _____ yes     _____ no

D-1

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of Borrower, has executed and delivered this Certificate in the name and on behalf of the Borrower on _____________________, 20_____.

BORROWER:

                                 ___________________________________
Authorized Representative
Hereunto duly authorized

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